                                Filed pursuant to Rule 424(b)(3).
                                This pricing supplement relates to
                                Registration Statement Nos. 33-52695
                                and 333-17913.


                Pricing Supplement No. 93 Dated February 2, 1999
                (To Prospectus Dated December 23, 1996 and
                Prospectus Supplement Dated December 23, 1996)


                            PAINE WEBBER GROUP INC.

                               Multiple Currency
              ---------------------------------------------------
                        Medium-Term Senior Notes, Series C
              ---------------------------------------------------
              Due from Nine Months to 30 Years from Date of Issue
                             (FIXED RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                February 5, 1999

Principal Amount:                   $25,000,000

Interest Rate Per Annum:            6.64%

Specified Currency in which         U.S. Dollars
Denominated:


Stated Maturity:                    February 5, 2009

Issue Price (As a Percentage        100%
of Principal Amount):

Regular Record Dates:               March 1 and September 1

Redemption and Early                The Note cannot be redeemed prior to
Repayment Provision:                Stated Maturity

Note(s) Represented By:             [x] Global Note
                                    [ ] Certificated note(s)
